SECURITIES & EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K


                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934

         Date of report (Date of earliest event reported): June 29, 1999


                            BIG FLOWER HOLDINGS, INC.
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


    DELAWARE                         0-29474                   13-3971556
-----------------                 -------------             -------------------
(State or other                    (Commission                (IRS Employer
jurisdiction of                    File Number)             Identification No.)
 incorporation)

3 EAST 54th STREET, NEW YORK, NEW YORK                             10022
(Address of Principal Executive Offices)                         (Zip Code)

       Registrant's telephone number, including area code: (212) 521-1600


Item 5. OTHER EVENTS.

         On June 29, 1999, Big Flower Holdings, Inc., a Delaware corporation (the "Company"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with BFH Merger Corp., a Delaware corporation ("MergeCo").

         Under the terms, and subject to the conditions, of the Merger Agreement, in the merger contemplated by the Merger Agreement (the "Merger"), MergeCo will be merged with and into the Company, and the Company shall remain as the surviving corporation. Each outstanding share of common stock, par value $.01, of the Company (the "Common Stock") (other than a number of shares held by certain stockholders listed in the Merger Agreement, shares held by dissenting stockholders who have properly demanded appraisal rights, and shares owned by any subsidiary of the Company) will be converted into the right to receive $30.00 in cash plus 0.21 of a share of 10% cumulative exchangeable redeemable Paid-In-Kind preferred stock of the Company ("PIK Preferred Stock") and a warrant to purchase a fraction of a share of Common Stock set forth in the Merger Agreement ("Warrant"). Certain shares of Common Stock held by those stockholders listed in the Merger Agreement shall be converted into the right to retain shares of Common Stock in the Company. The Merger Agreement provides that R. Theodore Ammon will retain two million of his shares of Common Stock in the Company. Other members of management are also expected to retain equity.

         A copy of the Merger Agreement is attached hereto as Exhibit 2 and is incorporated by reference. Reference is made to Schedules 2.01(c)(i)(B)(1) and 2.01(c)(i)(B)(2) of the Merger Agreement for the terms of the PIK Preferred Stock and the Warrants, respectively.

         The Annual Stockholders Meeting of the Company, which was scheduled to be held on June 29, 1999 has been postponed by the Company until a special meeting of the Company is held to approve the Merger.

         A copy of the press release announcing the signing of the Merger Agreement, issued by the Company on June 29, 1999, is attached hereto as Exhibit 99 and is incorporated by reference.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

         The following exhibits are filed as part of this report on Form 8-K:

2 Agreement and Plan of Merger, dated as of June 29, 1999, between BFH Merger Corp. and Big Flower Holdings, Inc.

99       Text of Press Release, dated June 29, 1999, issued by Big Flower
         Holdings, Inc.

/                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  June 30, 1999                  BIG FLOWER HOLDINGS, INC.

                                      By: /s/ Irene B. Fisher
                                         --------------------------
                                         Irene B. Fisher
                                         Vice President and
                                            Associate General Counsel

                                  EXHIBIT INDEX

     Exhibit                              Description

      2 Agreement and Plan of Merger, dated as of June 29, 1999, between BFH Merger Corp. and Big Flower Holdings, Inc.

      99          Press Release, dated June 29, 1999, issued by Big Flower
                  Holdings, Inc.